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                                EXHIBIT (8)(k)(l)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                    (LIBERTY)

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                             AMENDMENT NO. 2 TO THE
                             PARTICIPATION AGREEMENT
                                      Among
                       LIBERTY VARIABLE INVESTMENT TRUST,
                         LIBERTY FUNDS DISTRIBUTOR, INC.
                                       and
                      TRANSAMERICA LIFE INSURANCE COMPANY

     This Amendment No. 2 is incorporated in and made a part of the Participation Agreement made and entered into as of the 1st day of May, 2002, by and among TRANSAMERICA LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); LIBERTY VARIABLE INVESTMENT TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Trust"); and LIBERTY FUNDS DISTRIBUTOR, INC. (hereinafter the "Underwriter"), a Massachusetts corporation. The Agreement is amended as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto have caused their duly authorized officers to execute this Agreement as of December 1, 2003:

                                       Company:

                                       TRANSAMERICA LIFE INSURANCE COMPANY
                                       By its authorized officer,


                                       By: /s/ John K. Carter
                                           -------------------------------------
                                       Name: John K. Carter
                                       Title: Assistant Secretary


                                       Trust:

                                       LIBERTY VARIABLE INVESTMENT TRUST
                                       By its authorized officer,


                                       By: /s/ Russell L. Kane
                                           -------------------------------------
                                       Name: Russell L. Kane
                                       Title: Assistant Secretary


                                       Underwriter:

                                       LIBERTY FUNDS DISTRIBUTOR, INC.
                                       (n/k/a Columbia Jonds Distribution, Inc.)
                                       By its authorized officer,


                                       By: /s/ Lewis Antone Jr.
                                           -------------------------------------
                                       Name: Lewis Antone Jr.
                                       Title: VP

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                                   SCHEDULE A

             Separate Accounts, Associated Contracts, and Portfolios

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Name of Separate Account and
   Date Established by the             Policies Funded by the                Portfolio(s)Available
      Board of Trustees                   Separate Accounts                    Under the Policies
-------------------------------------------------------------------------------------------------------
    Separate Account VA F                AV721 101 149 1001              Colonial Small Cap Value Fund
         May 15, 2000            Under the  Marketing Name "Premier     Colonial Strategic Income Fund
                                           Asset Builder                  Liberty Select Value Fund
                                          Variable Annuity"
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    Separate Account VA L                AV721 101 149 1001              Colonial Small Cap Value Fund
        July 10, 2001                 Under the Marketing Name            Liberty Select Value Fund
                                 "Transamerica Preferred Advantage
                                          Variable Annuity"
------------------------------------------------------------------------------------------------------
    Separate Account VA P                AV721 101 149 1001              Colonial Small Cap Value Fund
      November 26, 2001        Flexible Premium Variable Annuity - A      Liberty Select Value Fund
                                     Under the Marketing Name
                                "Transamerica Opportunity Builder"
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    Separate Account VA Q                AV864 101 165 103               Colonial Small Cap Value Fund,
      November 26, 2001        Flexible Premium Variable Annuity - B           Variable Series
                                                                          Liberty Select Value Fund,
                                                                               Variable Series
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    Separate Account VA S                AV865 101 167 103               Colonial Small Cap Value Fund,
      November 26, 2001        Flexible Premium Variable Annuity - D         Variable Series
                                      Under the Marketing Name         Colonial Strategic Income Fund,
                                    "Huntington Allstar Select"                 Variable Series
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